EXHIBIT 32.1

SECTION 906 CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL

FINANCIAL OFFICER

OF ECCO AUTO WORLD CORP.

In connection with the Annual Report of ECCO Auto World Corp. (the “Company”) on Form 10-K for the year ended March 31, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Wong Chee Hon Jason, Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director of ECCO Auto World Corp., does hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the company.

Date: July 22, 2022	By:	/s/ Wong Chee Hon Jason
Wong Chee Hon Jason
Chief Executive Officer, Chief Financial Officer, President, Secretary and Treasurer (Principal Executive Officer and Principal Financial Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.